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                                                                       Exhibit N

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Pre-Effective Amendment No. 6 to the registration statement on Form N-2 ("Registration Statement") of our report dated November 17, 2003, relating to the statement of assets and liabilities of Salomon Brothers Emerging Markets Debt Fund Inc. at November 14, 2003, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, NY
November 17, 2003